EXHIBIT 10.18

NOVARTIS PHARMA AG
BASEL, SWITZERLAND
(hereinafter “NOVARTIS”)
APPLICATION FOR SUPPLY OF MATERIALS
TERMS OF MATERIALS TRANSFER

(STAMP)

Please complete, sign and return this form by mail (do not telefax) to:

Novartis Pharma AG
PH Research Operations CH
Anna Maria Suter
K-136.P.15
Klybeckstrasse/P.O. Box
4002 Basel, Switzerland

Novartis Pharma Research Basel contact:

Company/Institution (name & address):
John Babitt
President and COO
CABG Medical Inc.
14505 21st Avenue North, Suite 212
Minneapolis, MN 55447
USA
Phone: +1 763 258 8005
Fax: +1 763 258 8008
e-mail: john.babitt@cabgmedical.com
(hereinafter jointly referred to as “Applicant”)

Material and amount required (“Materials”):

1) Everolimus (2 gms)

The Materials will be used for the following studies (“Studies”):
(study protocol to be provided to NOVARTIS upon request)

THIS IS AN APPLICATION REQUESTING NOVARTIS TO SUPPLY THE MATERIALS. NOVARTIS IS UNDER NO OBLIGATION AT ANY TIME TO SUPPLY OR TO CONTINUE SUPPLYING THE MATERIALS.

Applicable terms and conditions:

The Applicant represents as follows and acknowledges that if NOVARTIS agrees to supply the Materials to the Applicant, such representations shall become terms of the agreement between NOVARTIS and the Applicant:

1.	The Applicant is regularly engaged in conducting laboratory studies or animal tests, and has all the required authorisations to perform such experimental work in vitro or with laboratory animals in vivo at the place of investigation. In particular, the Applicant is entitled under all applicable laws and regulations to perform the Studies.

2.	The Materials will be used in full compliance with all laws and regulations applicable in the country where the Studies are performed, especially all guidelines for use of Materials and research conducted with animals. The Applicant has adequate training and facilities to study the Materials and will directly supervise the Studies.

3.	The Materials will be used solely for performance of the Studies in the laboratories of the Applicant under suitable containment conditions in accordance with all applicable laws and regulations. The Materials will under no circumstances be administered to humans.

4.	The Materials will not be analyzed or modified other than necessary for the purpose of the Studies without prior written consent of NOVARTIS.

5.	The Materials will not be transferred or made available to any individual other than those under the supervision and control of the Applicant assigned to the performance of the Studies without the prior written consent of NOVARTIS. At the end of the Studies, any unused Materials will be either returned to NOVARTIS or disposed/destroyed under the Applicant’s supervision in accordance with all applicable laws and regulations and the instructions of NOVARTIS, if any.

6.	Any animals used in experiments with the Materials or derivatives thereof will be disposed under the Applicant’s supervision in accordance with all applicable laws and regulations and the instructions of NOVARTIS, if any, and will under no circumstances be used as food for humans or animals.

7.	Data regarding the dosage, safety and efficacy as well as data regarding the analytical evaluation of the Material obtained in the course of the Studies with the Materials will be submitted to NOVARTIS. And will be considered Information as set forth in Section 10 below. These data may be used by NOVARTIS and its Affiliates for its internal business purposes, whereby Affiliate shall mean any corporation or other business entity controlled by, controlling or under common control of NOVARTIS. Control for the purposes of this definition shall mean direct or indirect beneficial ownership of fifty percent (50%) or more of the voting interest in an entity, or such other relationship as, in fact, constitutes actual control.

8.	NOVARTIS will own and the Applicant herewith assigns all rights to all patentable and non-patentable inventions and know-how relating to the composition or manufacture of the Materials, or any use of the Materials in treating or preventing restenosis, vulnerable plaque or other cardiovascular diseases, or any other uses of the Materials, which are made, discovered and/or improved during the course of the Studies, but excluding inventions and know-how relating to Applicant’s specific stent, polymer or drug delivery technologies. Applicant will take all necessary steps for such assignment and will reasonably assist NOVARTIS in the preparation of any patent applications on such inventions.

9.	Where written or oral disclosure of the results by either Applicant or NOVARTIS to any third party is foreseen, the full text of the proposed disclosure will be sent by the party proposing the disclosure to the non-disclosing party for review, comments and patent protection evaluation at least 60 days prior to the intended submission for publication or the intended oral presentation. The non-disclosing party has the right to propose modifications to such proposed disclosure. The non-disclosing party reserves the unrestricted right to have deleted from the disclosure all of the non-disclosing party’s confidential information which may be contained therein. In the case of an objection arising in connection with the disclosure of information in connection with a patentable invention, the non-disclosing party may request, and the party proposing shall grant, a delay for sixty (60) days for the purpose of filing patent applications.

10.	All unpublished information provided by NOVARTIS or resulting from the Studies (“Information”) will be held strictly confidential and will not be disclosed to any third party. However, Information shall not include any information of which can be shown by written evidence that (i) at the time of first disclosure the information was already in the possession of the receiving party, or (ii) the information is in the public domain at the time of disclosure or (iii) the information has been received by a third party which did not acquire it directly or indirectly from NOVARTIS or any of its Affiliates.

11.	The Materials are being supplied to Applicant with no warranties, express or implied, of merchantability or fitness for a particular purpose or otherwise. In particular, NOVARTIS does not represent or warrant that the use of the Materials will not infringe or violate any patent or proprietary rights of third parties.

12.	The Materials are to be used with caution and prudence in any experimental work, since not all of the characteristics are necessarily known. Applicant shall bear all risk to it and/or any others resulting, directly or indirectly, from its use, application, storage or disposal/destroying.

13.	Applicant will indemnify, hold harmless and defend NOVARTIS, its Affiliates and their respective officers, directors, employees and agents against any and all claims, actions, demands, suits or causes of action for damages arising out of or relating to Applicant’s use, application, storage or disposal of the Materials. NOVARTIS shall not be liable for any damages resulting from the use, application, storage or disposal/destroying of the Materials by Applicant, except to the extent such damages result directly from NOVARTIS’ gross negligence or willful misconduct.

14.	This agreement is governed by, and construed in accordance with the laws of Switzerland, except as they relate to the conflict of laws. Any disputes between the parties are to be resolved by the ordinary courts in Basel-City, Switzerland, without restricting any right of appeal.

Agreement by Investigator:

By:	/s/ JOHN BABITT, COO		7/19/04

	(Signature)		(Date)
	Name:	John Babitt
	Function:	President

Agreement by Company/Institution:

By:	/s/ MANUEL A. VILLAFANA		7/19/04

	(Authorized signatory of employing company or institution)		(Date)
	Name:	Manuel A. Villafana
	Function:	Chairman/CEO

Acceptance of application and authorization to ship Materials:

Novartis Pharma AG

By:	/s/ IVAN CSENDES		9 August 2004

	(Signature)		(Date)
	Name:	Ivan Csendes, PhD
	Function:	Head Licensing Drug Delivery
& Out-Licensing
Business Development & Licensing

By:	/s/ TOM CHAKRABORTI		10th August, 2004

	(Signature)		(Date)
	Name:	Tom Chakraborti
	Function:	Senior Legal Counsel